Exhibit 23.1

Board of Directors and Shareholders of

Ultra High Point Holdings Limited

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our report dated November 12, 2024, except for Note 2, 4 and 23 as to which the date is February 14, 2025, and except for Note 1, 22, 23 and 24 as to which the date is May 20, 2025, in the Registration Statement on Form F-1, under the Securities Act of 1933 (File No. 333- ) with respect to the consolidated balance sheets of Ultra High Point Holdings Limited and its subsidiaries (collectively the “Company”) as of March 31, 2024 and 2023, and the related consolidated statements of income and comprehensive income, changes in shareholders’ (deficit) equity, and cash flows for each of the years in the two-year period ended March 31, 2024, and the related notes included herein.

We also consent to the reference of our firm under the caption “Experts” in such Registration Statement.

San Mateo, California	WWC, P.C.
May 20, 2025	Certified Public Accountants
PCAOB ID No.1171